UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2017

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Team Youn Bio Medicine International Corp. Limited
Flat/Rm 1006 10/F

Hang Seng Tsim Sha Tsui Bldg

18 Carnarvon Road,

Tsim Sha TsuiI, KL, Hong Kong

(Address of principal executive offices)

+8613691884662

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 13, 2017, Eternity Healthcare Inc. (the “Company”) entered into a Share Exchange Agreement with the equity holders of Guizho Tongren Healthy China Biotechnology Co. Ltd., a company recently formed to engage in the business of providing stem cell storage and related medical therapies in China. Pursuant to the Agreement, in exchange for all of the outstanding equity in Guizho Tongren Healthy China Biotechnology Co. Ltd., the Company will issue to its current owners 17,181,769 shares of the Company’s common stock.

Item 7.01 Regulation FD Disclosure

On December 15, 2017, the Company issued a press release announcing the entry into a Share Exchange Agreement with the shareholders of Guizho Tongren Healthy China Biotechnology Co. Ltd. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Text of Press Release Issued by Eternity HealthCare Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

December 27, 2017	By:	/s/ Wei Tao Wang
Wei Tao Wang
President and Chief Executive Officer

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